                                                             EXHIBIT 23(A)(I)(B)

                      AMENDED SCHEDULE A DATED MAY 25, 2006

                                       TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                     OF WT MUTUAL FUND DATED MARCH 15, 2002

                       SCHEDULE OF PORTFOLIOS AND CLASSES

PORTFOLIO                                            CLASS OF SHARES
---------                                            ---------------
1.   Roxbury Mid-Cap Fund                            Institutional Investor

2.   Roxbury Small-Cap Growth Fund                   Institutional Investor

3.   Roxbury Micro-Cap Fund                          Institutional Investor

4.   Wilmington Aggressive Asset Allocation Fund     Institutional Investor

5.   Wilmington Broad Market Bond Fund               Institutional Investor

6.   Wilmington Conservative Asset Allocation Fund   Institutional Investor

7.   Wilmington ETF Allocation Fund                  Institutional Investor

8.   Wilmington Large-Cap Core Fund                  Institutional Investor

9.   Wilmington Large-Cap Growth Fund                Institutional Investor

10.  Wilmington Large-Cap Value Fund                 Institutional Investor

11.  Wilmington Mid-Cap Core Fund                    Institutional Investor

12.  Wilmington Moderate Asset Allocation Fund       Institutional Investor

13.  Wilmington Multi-Manager International Fund     Institutional Investor

14.  Wilmington Multi-Manager Large-Cap Fund         Institutional Investor Service

15.  Wilmington Multi-Manager Mid-Cap Fund           Institutional Investor Service

16.  Wilmington Multi-Manager Real Asset Fund        Institutional Investor

PORTFOLIO                                            CLASS OF SHARES
---------                                            ---------------
17.  Wilmington Multi-Manager Small-Cap Fund         Institutional Investor Service

18.  Wilmington Municipal Bond Fund                  Institutional Investor

19.  Wilmington Prime Money Market Fund              Institutional (formerly, Investor)
                                                     Service
                                                     Class W

20.  Wilmington Short/Intermediate-Term Bond Fund    Institutional Investor

21.  Wilmington Short-Term Bond Fund                 Institutional Investor

22.  Wilmington Small-Cap Core Fund                  Institutional Investor

23.  Wilmington Small-Cap Growth Fund                Institutional Investor

24.  Wilmington Small-Cap Value Fund                 Institutional Investor

25.  Wilmington Tax-Exempt Money Market Fund         Institutional (formerly, Investor)
                                                     Class W

26.  Wilmington U.S. Government Money Market Fund    Institutional (formerly, Investor)
                                                     Service
                                                     Class W

27.  Wilmington Tax-Managed Cap-Free Fund            Institutional Investor

WT MUTUAL FUND


By:
    ---------------------------------
Name: John J. Kelley
Title: Secretary


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